Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form F-4 of our report dated March 29, 2021, relating to the financial statements of Silver Crest Acquisition Corporation which is contained in that Proxy Statement/Prospectus. We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 23, 2021